UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 1, 2006
Date of Report (Date of earliest event reported)

CANADIAN ROCKPORT HOMES INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

DELAWARE		98-0354610
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

2317 Wall Street
Vancouver, B.C.	V5L 1B8
(Address of principal executive offices)	(Zip Code)

604-669-1081
Registrant's telephone number, including area code

507 – 700 West Pender, Vancouver, B.C. V6B 3T2
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act  (17 CFR 240.14d -2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Lorena Barrios has been appointed to the position of Chief Financial Officer, effective February 1, 2006.

Lorena Barrios, Auditor, USACH, is a Chilean Chartered Accountant who graduated from the Universidad de Santiago de Chile in 1995. She is currently taking courses toward a graduate degree in Accounting Management at the same university. Prior to her current position with Rockport, she worked in the Engineering Faculty at the Universidad Católica de Chile in charge of the research projects management. She has also worked for Banco Santiago (currently Santander Santiago) as the administrator of the welfare fund of this bank, for Cigna International Insurance Company in charge of the accounting and financial operations for Argentina and Mexico, and lastly as a financial analyst for APL Logistics Chile S.A., a Singapore based company which provides logistics support to companies like Procter & Gamble, Gillette, 3M, and Nike. Mrs. Barrios speaks fluent Spanish and intermediate level English.

ITEM 8.01 – OTHER EVENTS

The failure to file our quarterly and other related reports in a timely manner is caused by the refusal of our outside accountants and auditors to prepare and review the reports, because of the outstanding balances due them by us, and our inability to pay them in timely manner.

We have now made sufficient payments to them both, which will enable us to have the quarterly report for the period ended September 30, 2005 prepared and reviewed. We hope to have this report filed with in the next ten days.

Exhibits

Not Applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANADIAN ROCKPORT HOMES
INTERNATIONAL, INC.

DATE: February 16, 2006	By:	/s/ William Malone
William Malone
President and Chief Executive Officer